SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [ x ]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          DICK CLARK PRODUCTIONS, INC.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

                          ---------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]     No fee required

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:

         5)    Total fee paid:

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
--------------------------
         2)    Form, Schedule or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:

482079-5                                                                10/5/99

                          DICK CLARK PRODUCTIONS, INC.
-------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 2, 1999
-------------------------------------------------------------------------------

         The Annual Meeting of Stockholders of dick clark productions, inc., a Delaware corporation (the "Company"), will be held at The Penn Club, 30 West 44th Street, 10th Floor, Tarnopol Room, New York, New York, on Tuesday, November 2, 1999, at 11:30 a.m., local time, for the following purposes:

         1. To elect seven members of the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2000.

         3. To transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

         Only stockholders of record at the close of business on September 15, 1999, shall be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. A complete list of holders of common stock entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of dick clark productions, inc., 3003 West Olive Avenue, Burbank, California 91505-4590.

                                    By order of the Board of Directors

                                    LOGO

                                    /s/ Martin Eric Weisberg
                                    Martin Eric Weisberg
                                    SECRETARY

October 4, 1999
Burbank, California

-------------------------------------------------------------------------------
                                    IMPORTANT
TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
IN THE ACCOMPANYING ENVELOPE.
-------------------------------------------------------------------------------

                         DICK CLARK PRODUCTIONS, INC.
                             3003 WEST OLIVE AVENUE
                         BURBANK, CALIFORNIA 91505-4590
                               ------------------
                                PROXY STATEMENT
                               ------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 2, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of dick clark productions, inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Penn Club, 30 West 44th Street, 10th Floor, Tarnopol Room, New York, New York, on Tuesday, November 2, 1999, at 11:30 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         This Proxy Statement, Notice of Annual Meeting and accompanying proxy card are first being mailed to stockholders on or about October 4, 1999.

         A copy of the Company's Annual Report for the fiscal year ended June 30, 1999 ("fiscal 1999"), is being sent to each stockholder of record as of September 15, 1999, together with this Proxy Statement.

                                VOTING SECURITIES

         Stockholders of record at the close of business on September 15, 1999, will be entitled to notice of, and to vote the shares of Common Stock of the Company, $.01 par value ("Common Stock"), and the shares of Class A Common Stock of the Company, $.01 par value ("Class A Common Stock"), held by them on such date, at the Annual Meeting or any and all postponements or adjournments thereof. The Common Stock and the Class A Common Stock are the Company's only classes of outstanding voting securities. Each share of Common Stock entitles the holder thereof to one vote and each share of Class A Common Stock entitles the holder thereof to ten votes. On September 15, 1999, there were 8,432,706 shares of Common Stock and 826,874 shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the Board of Directors' nominees for director, for ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2000 ("fiscal 2000"), and in their own discretion as to all other matters as may properly come before the Annual Meeting. Each such proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person who executed a proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

         The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the aggregate shares of Common Stock and Class A Common Stock outstanding at the close of business on September 15, 1999, will constitute a quorum.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum. Shares that are voted to abstain will be considered cast with respect to that matter and will, in effect, be deemed negative votes on each proposal. However, abstentions and broker non-votes will have no effect on the outcome of the election of directors. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                   PROPOSAL 1.
                              ELECTION OF DIRECTORS

         A Board of seven directors is to be elected at the Annual Meeting. The Board of Directors proposes the election of the following seven nominees to serve until the next Annual Meeting and until their successors are duly elected and qualified:

         Richard W. Clark
         Karen W. Clark
         Francis C. La Maina
         Enrique F. Senior
         Lewis Klein
         Jeffrey B. Logsdon
         Robert A. Chuck

         All of the nominees are present members of the Board of Directors. The Board has no reason to believe that any of the foregoing nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute.

         If elected, all nominees are expected to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

RICHARD W. CLARK
Director since: 1957
Age: 69

         Richard ("Dick") W. Clark has been Chairman and Chief Executive Officer and a director of the Company since its inception. He acts as executive producer on almost all of the television programs produced by the Company. Mr. Clark is also Chairman of United Stations Radio Networks Inc., a privately held radio network. Mr. Clark is the principal stockholder, as well as a director and executive officer, of Olive Enterprises, Inc., a Pennsylvania corporation ("Olive"). Olive is a company controlled by Mr. Clark. Mr. Clark also acts and provides talent services on a freelance basis.

KAREN W. CLARK
Director since: 1977
Age: 57

         Karen W. Clark became Vice President--Administration of the Company in July 1986 and was Secretary of the Company from 1977 to 1987. She serves as production assistant on many of the Company's television programs and is the Company's administrative coordinator. Ms. Clark is the wife of Richard W. Clark.

         FRANCIS C. LA MAINA Director since: 1974 Age: 60

         Francis C. La Maina became President of the Company in July 1986. Mr. La Maina serves as executive in charge of production on all television shows produced by the Company. From 1977 to 1986, he was Executive Vice President of the Company, and from 1974 to 1977, he was Vice President--Business Affairs of the Company. From 1966 to 1974, he served as Controller of the Company and as an associate producer. Mr. La Maina provides business related services to Mr. Clark in connection with Mr. Clark's non-Company business ventures and is a director and executive officer of Olive.

ENRIQUE F. SENIOR
Director since: 1987
Age: 56

         Since November 1982, Mr. Senior has been a Managing Director of Allen & Company Incorporated, an investment banking firm. For a number of years prior to November 1982, Mr. Senior was a Vice President of Allen & Company Incorporated.

LEWIS KLEIN
Director since: 1987
Age: 72

         From 1985 to 1993, Mr. Klein was President of Gateway Communications, Inc. ("Gateway"), a company which owns and operates several television stations. From 1972 to 1985, Mr. Klein served as Executive Vice President of Gateway, and he has been a director of Gateway since 1975. Mr. Klein is the founder and past president of the International Association of Television Program Executives and is currently President of its Educational Foundation. Since 1952, Mr. Klein has been a professor at the Temple University School of Communications.

JEFFREY B. LOGSDON
Director since: 1996
Age: 47

         Since September 1998, Mr. Logsdon has been Executive Vice President of Seidler & Co., where he is Managing Director of the Capital Markets Group. From August 1996 to August 1998, Mr. Logsdon served as Managing Director of Cruttenden Roth, Inc., an investment banking and brokerage firm, where he was Director of Research. From July 1990 to August 1996, Mr. Logsdon was a Managing Director of The Seidler Companies Incorporated, an investment banking company, where he served as Director of Institutional Equities. In 1995, Mr.

Logsdon was named an All-Star Analyst by THE WALL STREET JOURNAL for stocks in the category of cable and broadcasting.

ROBERT A. CHUCK
Director since: 1996
Age: 68

         Robert A. Chuck became Vice President--Special Projects of the Company in April 1993. He worked as a private consultant in the entertainment business area from December 1992 to March 1993. From January 1990 to November 1992, Mr. Chuck was Executive Vice President--Administration and Business Affairs of Triad Artists, Inc., a leading full-service talent agency. He was Executive Vice President and General Counsel of International Creative Management, Inc., another leading full-service talent agency, from 1978 through 1989. Overall, Mr. Chuck has held various business positions in the entertainment industry for over 30 years.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
            VOTE FOR EACH OF THE NOMINEES TO SERVE AS DIRECTORS UNTIL
               THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS
                        HAVE BEEN ELECTED AND QUALIFIED.

COMMITTEES

         The Board of Directors has an Audit Committee but does not have a Nominating Committee or Compensation Committee. The Audit Committee's functions are to recommend the appointment of independent accountants, review the arrangements for and scope of the audit by the independent accountants, review and monitor the Company's policies regarding business ethics and conflicts of interest and discuss with management and the independent accountants annual financial statements and key accounting and reporting matters. The Audit Committee is currently composed of Messrs. Klein and Senior. The Audit Committee did not meet during fiscal 1999, but intends to meet in fiscal 2000.

COMPENSATION OF DIRECTORS

         Non-employee   directors   receive  an  annual  fee  of  $10,000   plus
reimbursements of expenses incurred in connection with attendance at Board of Directors' meetings.

MEETING OF THE BOARD OF DIRECTORS

         The Board of Directors met five times during fiscal 1999. Each director attended at least 75% of (i) all of the meetings of the Board of Directors during fiscal 1999.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information concerning the shares of Common Stock and Class A Common Stock beneficially owned as of September 15, 1999 by (i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of either class of its Common Stock; (ii) the directors during the last fiscal year and nominees for director of the Company;
(iii) the executive officers named in the Summary Compensation Table herein under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock and Class A Common Stock, based on information furnished by such owners, have sole investment power and voting power with respect to such shares.

COMMON STOCK


                                                                                       Percentage
                    Name and Address                           Number of Shares         of Class
                  of Beneficial Owner                      Beneficially Owned(1)(2)    Outstanding
                  -------------------                      ------------------------    -----------
Richard W. Clark(3).....................................        6,149,330(4)              72.92%
Karen W. Clark(3).......................................        3,237,403                 38.39%
Francis C. La Maina(3)..................................          826,820(5)               9.80%
Robert A. Chuck(3)......................................                0                 *
William S. Simon(3).....................................           10,500(6)              *
Lewis Klein.............................................            1,653                 *
     1475 Hampton Road
     Rydal, Pennsylvania 19046
Jeffrey B. Logsdon......................................                1                 *
     13801 Von Karman, Suite 700
     Irvine, California 92715
Enrique F. Senior.......................................                0                 *
     711 Fifth Avenue
     New York, New York 10022
All officers, directors and nominees for director as a
group (eight persons)...................................        6,988,304(7)              82.87%

Charter Oak Partners, L.P.                                        574,225                  6.81%

CLASS A COMMON STOCK


                                                                  Percentage
           Name and Address             Number of Shares           of Class
         of Beneficial Owner            Beneficially Owned(1)     Outstanding
         -------------------            ---------------------     ------------

Richard W. Clark(3).................. .      744,187                  90%
Francis C. La Maina(3)................        82,687                  10%
                                             -------                 ----
All officers, directors and nominees
FOR director as a group (nine persons
-- only two beneficial holders)........      826,874                 100%

---------------------
*   LESS THAN 1%

(1) With the exception of Ms. Clark, and except where otherwise indicated, all parties listed below have sole voting and investment power over the shares beneficially owned by them. Pursuant to a voting trust agreement between Mr. Clark and Ms. Clark, Mr. Clark has the sole voting power over the shares owned by Ms. Clark.

(2) Does not include shares of Common Stock issuable upon conversion of Class A Common Stock.

(3) The business address of each of these individuals is 3003 West Olive Avenue, Burbank, California 91505-4590.

(4) Includes 3,237,403 shares owned by Ms. Clark and 394,033 shares owned by Olive.

(5)      Includes  551  shares  owned by Mr.  La  Maina's  wife and  options  to
         purchase   182,409   shares  of  Common   Stock  which  are   currently
         exercisable.

(6) Includes options to purchase 10,500 shares of Common Stock which are currently exercisable.

(7) Includes 192,909 shares of Common Stock subject to options which are currently exercisable and which may be exercised by certain officers within 60 days under the Company's 1987 Employee Stock Option Plan.

         Pursuant to an agreement between Messrs. Clark and La Maina, Messrs. Clark and La Maina have rights of first refusal to purchase each other's shares of Common Stock and Class A Common Stock in the event either wishes to sell his shares to a third party (other than a spouse or lineal descendant) or in a market transaction. A purchase by Mr. La Maina of shares held by Mr. Clark could result in a change of control of the Company. Pursuant to an agreement among Messrs. Clark, La Maina and Ms. Clark, Mr. Clark has rights of first refusal in the event Ms. Clark wishes to sell her shares to a third party or in a market transaction and a right of purchase in the event of her death, and Mr. La Maina has identical rights in the event Mr. Clark does not exercise his rights with respect to Ms. Clark's shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were complied with.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the annual and long-term compensation paid by the Company for services rendered in all capacities during the three years ended June 30, 1999, to the Chief Executive Officer of the Company and each of the most highly paid executive officers of the Company whose compensation exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              Long Term
                                                                                            compensation awards
     Name and Principal Position                           Annual compensation            ------------------------
                                                    ----------------------------------             Options
                                          Year          Salary              Bonus                 (Shares)
                                        ---------   ---------------     --------------    ------------------------
Richard W. Clark....................      1999          $975,000           --                    --
   Chairman of the Board and              1998          $975,000           $632,154  (2)         --
   Chief Executive Officer                1997          $950,000           $543,778  (1)         --

Francis C. La Maina.................      1999          $547,445         $       --              --
   President and Chief                    1998          $539,379           $438,103  (2)         --
   Operating Officer                      1997          $531,313           $379,185  (1)         --

William S. Simon........................  1999          $128,333            $10,000(3)
   Vice President of Finance, Treasurer   1998          $101,538                 --             30,000
   and Chief Financial Officer            1997           $71,173             $5,000  (3)        6,000

(1) Represents bonus compensation earned with respect to fiscal 1997, which was paid during fiscal 1998.

(2) Represents bonus compensation earned with respect to fiscal 1998, which was paid during fiscal 1999.

(3) Represents signing bonuses with respect to Mr. Simon's January 29, 1997 and September 1, 1998 employment agreements.

EMPLOYMENT AGREEMENTS

         The Company and Mr. Clark are parties to an Employment Agreement dated as of July 1, 1997, pursuant to which Mr. Clark serves as Chairman and Chief Executive Officer of the Company. The Employment Agreement provides for a five
(5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. Clark to the extent permitted by the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty
(60) days prior to the end of the then current year (April 1), the Company notifies Mr. Clark that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $975,000 and a bonus payable upon the Company's achievement of Pre-tax Profits above $7,000,000 per annum. No bonus was earned for the fiscal year ended June 30, 1999. The Employment Agreement also provides for various payments to Mr. Clark should the Company terminate Mr. Clark's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. Clark's responsibilities.

         Mr. La Maina serves as President and Chief Operating Officer of the Company pursuant to an Employment Agreement dated as of July 1, 1997, which provides for a five (5) year term commencing on July 1, 1997 and expiring on June 30, 2002, unless earlier terminated by the Company or Mr. La Maina to the extent permitted in the Employment Agreement. The Employment Agreement also provides that the term thereof will be extended for an additional one year, each year, unless sixty (60) days prior to the end of the then current year (April
1), the Company notifies Mr. La Maina that it does not desire the employment term to extend for an additional one year. The Employment Agreement provides for a base salary of $539,379 plus an annual adjustment, if applicable, based upon the percentage increase in the consumer price index for Los Angeles, California for the relevant twelve (12) month period. Based on the Company's Pre-tax Profits above $7,000,000 for a fiscal year, Mr. La Maina is entitled to receive a bonus payment. No bonus was earned for the fiscal year ended June 30, 1999. The Employment Agreement also provides for various payments to Mr. La Maina should the Company terminate Mr. La Maina's employment with the Company, other than for Cause (as that term is defined in the Employment Agreement) or materially reduces Mr. La Maina's responsibilities or should Mr. La Maina terminate his employment upon a Change of Control (as such term is defined in the Employment Agreement). Mr. La Maina was also granted an option on September 1, 1992 to acquire up to 225,450 shares of the Company's Common Stock in accordance with the Company's 1987 Employee Stock Option Plan. At present, all unexercised options are fully exercisable.

         Mr. William S. Simon serves as Chief Financial Officer of the Company pursuant to an Employment Agreement dated as of September 1, 1998, which provides for a three (3) year term commencing on September 1, 1998 and expiring on September 1, 2001, unless earlier terminated by the Company or Mr. Simon to the extent permitted in the Employment Agreement. The Employment Agreement provides for an initial annual base salary of $130,000 which amount is subject to a $10,000 increase for each year of service. Pursuant to the terms of the Employment Agreement, the Company granted to Mr. Simon an option to purchase 30,000 shares of the Company's Common Stock. A third of the options vest on the effective date of the Employment Agreement. The vesting is subject to acceleration in the event of a change of control, as defined in the agreement. In addition pursuant to the terms of the Employment Agreement, the Company, in its sole discretion, may award Mr. Simon bonus compensation with respect to any complete fiscal year during which Mr. Simon provides services to the Company. The amount of such bonus will be determined by the Company, in its sole and absolute discretion. Mr. Simon's Employment Agreement contains confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to him during his term of employment.

STOCK OPTIONS

         The following table sets forth information with respect to the exercise of stock options during fiscal 1999 and the options held as of June 30, 1999 by each of the named executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                       Number of Unexercised          Value of Unexercised in-the-Money
                                 Options at Fiscal Year-End (#)       Options at Fiscal Year-End ($)(1)
            Name                  Exercisable    Unexercisable        Exercisable       Unexercisable
-------------------------         -----------    -------------        -----------       -------------
Francis C. La Maina...........       182,409             0             $1,889,805                 0
William S. Simon                         ---        33,705                    N/A           $40,657

______________

(1) Represents the difference between the closing market price of the Common Stock at June 30, 1999 ($13.875 Per share) and the exercise price ($3.51 Per share for mr. La Maina and $9.48 And $12.86 Per share for Mr. Simon) of the options.

                        REPORT OF THE BOARD OF DIRECTORS

         The report of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The principal objectives of the Company's compensation program are to attract and retain qualified executives, to compensate for experience and goodwill, and to provide incentives for executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

         During the fiscal year ended June 30, 1999, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries, performance bonuses and stock options.

         The  following   describes   components  of  the  Company's   executive
compensation program and the related factors considered by the Board in determining compensation.

         BASE SALARIES. Base salaries are determined after evaluating a number of factors, including market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities. The Board also intends that salaries be comparable to those paid for similar positions in other companies of similar size and performance. The length of service to the Company, experience within the industry, and the goodwill associated with their names are significant factors involved in the compensation of the Company's two highest executive officers.

         PERFORMANCE BONUSES. Certain executives receive bonuses based upon the Company's achievement of specified financial targets. Such bonuses are intended to ensure that these employees have a continuing interest in the success of the Company.

         DISCRETIONARY BONUS. Certain executives receive bonuses based upon such criteria as the President and Chief Operating Officer of the Company in his sole and absolute discretion determines appropriate.

         STOCK OPTIONS. The Company, through its Stock Option Committee and subject to the 1987 Employee Stock Option Plan and the 1996 Stock Option Plan, awards certain executives incentive stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's stockholders, these option awards are intended to be directly related to the creation of value for stockholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

         BENEFITS. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by similar companies.

                                           BOARD OF DIRECTORS


                                           Richard W. Clark
                                           Karen W. Clark
                                           Francis C. La Maina
                                           Lewis Klein
                                           Enrique F. Senior
                                           Jeffrey B. Logsdon
                                           Robert A. Chuck


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Clark and La Maina and Ms. Clark, each of whom is a director and an officer of the Company, participated in discussions regarding compensation of executive officers. Each of the aforementioned individuals excused himself or herself from any deliberations regarding his or her own compensation during fiscal 1999.

         Messrs. Clark and La Maina are each directors and executive officers of Olive, a company controlled by Mr. Clark. Messrs. Clark and La Maina participated in deliberations regarding compensation of Olive's executive officers.

         During fiscal 1999, the Company provided management, consulting and office services to Olive and other companies owned by the Company's principal stockholders. The net amount paid by Olive and the other companies during fiscal 1999 for such services was $140,000 and $51,000, respectively. The Company believes that the terms of the foregoing transactions were no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

         The American Bandstand(R) trademark (the "Mark") was transferred from Olive to the Company in fiscal 1998 in exchange for $10.00. Olive also loans to the Company, without charge, certain memorabilia which the Company currently uses in The American BandstandTM Grill restaurants.

PERFORMANCE GRAPH

         The Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The following graph shows a five-year comparison for the period from July 1, 1994 to June 30, 1999 of cumulative total stockholder return (including the reinvestment of any dividends) of $100 invested in (i) the Company, (ii) an index of peer companies selected by the Company, and (iii) the NASDAQ Market Index.


                             STOCK PRICE PERFORMANCE
                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
                           (Performance Chart omitted)


Measurement Period
(Fiscal Year Covered)           DCPI         PEER INDEX         NASDAQ
---------------------           ----         ----------         ------
1995                           100.00          100.00           100.00
1996                           162.86          136.43           121.33
1997                           151.43           95.94           129.22
1998                           159.00          112.50           207.02
1999                           174.83          120.62           293.49

         The Company chose its peer group by selecting entertainment companies other than motion picture companies with revenues under $100 million and stock prices for two years or more. The peer index includes Granite Broadcasting, Image Entertainment, J2 Communications, Kushner-Locke Company, Matthews Studio Equipment Group, Rentrak Corporation, Todd-AO Corporation, and Unitel Video. The peer group index included in this graph reflects the omission of Showscan Corporation, which is currently traded on the Nasdaq pink sheets. Image Entertainment has replaced Showscan Corporation in the Peer Group Index. Due to the unique composition and nature of the Company's businesses, the Company believes that the peer group index may not provide a meaningful comparison to comparable businesses.

                              CERTAIN TRANSACTIONS

         The Company is a tenant under a triple net lease (the "Lease") with Olive, covering the premises occupied by the Company in Burbank, California. The Lease provides for a term ending on December 31, 2000 at a per annum rent of $516,000 payable monthly commencing September 1, 1989, with adjustments based on the Consumer Price Index every 24 months. In fiscal 1999, the Company paid $638,000 under this lease agreement.

         The Company subleases a portion of the space covered by the Lease to Olive and to third parties owned by Messrs. Clark and La Maina on a month-to-month basis. The Company also pays Olive for certain storage services at a warehouse owned by Olive, for which the Company paid Olive $154,000 in fiscal 1999. The Company believes that the terms of the Lease, the subleases to Olive and to third parties and the warehouse services arrangement are no less favorable to the Company than could have been obtained from unaffiliated third parties on an arms-length basis.

         Mr. Clark is actively involved in the Company's television programming and many of the programs involve the executive producing services and creative talent of Mr. Clark. Mr. Clark's services are not exclusive to the Company.

         The Company pays Mr. Clark for his services as a performer on Company programs and for any use of his name and likeness in connection with activities outside the television and motion picture business. Compensation paid by the Company to Mr. Clark as a performer or for such use of his name and likeness is based on industry standards for performers of his stature. In fiscal 1999, 1998 and 1997 the Company paid Mr. Clark $730,000, $687,000 and $435,000, respectively, for his services as a performer on Company programs.

         See "Compensation Committee Interlocks and Insider Participation" for descriptions of certain business arrangements between the Company and Olive.


                                   PROPOSAL 2.
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent accountants for fiscal 2000.

         Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         Ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for fiscal 2000 will require the affirmative vote of at least a majority of the votes of the shares of Common Stock and Class A Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                   VOTE FOR RATIFICATION OF THE APPOINTMENT OF
                      ARTHUR ANDERSEN LLP AS THE COMPANY'S
                     INDEPENDENT ACCOUNTANTS FOR FISCAL 2000

           ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any stockholder proposal intended to be included in the Company's proxy statement and form of proxy for presentation at the 2000 Annual Meeting of Stockholders (the "2000 Meeting") pursuant to Rule 14a-8 ("Rule 14a-8"), as promulgated under the Exchange Act, must be received by the Company not later than June 3, 2000. As to any proposals submitted for presentation at the 2000 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2000 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before August 17, 2000. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

         Any stockholder proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 3003 West Olive Avenue, Burbank, California 91505-4590.


                             ADDITIONAL INFORMATION

         The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of its Common Stock.

                                    By order of the Board of Directors


                                    /s/ Martin Eric Weisberg

                                    Martin Eric Weisberg
                                    SECRETARY

October 4, 1999

PROX                                                                     PROXY

                          dick clark productions, inc.

                 (Solicited on behalf of the Board of Directors)


         The undersigned holder of Common Stock of dick clark productions, inc., revoking all proxies heretofore given, hereby constitutes and appoints Francis
C. La Maina and Martin Eric Weisberg and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of dick clark productions, inc., to be held at The Penn Club, 30 West 44th Street, 10th Floor, Tarnopol Room, New York, New York on Tuesday, November 2, 1999, at 11:30 a.m., local time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2 and 3.

         PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

__________________        _______________    PLEASE MARK YOUR              |X|
ACCOUNT NUMBER                COMMON         CHOICE LIKE THIS IN
                                             BLUE OR BLACK INK:

                                             I PLAN TO ATTEND THE MEETING  |_|

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
                       LISTED NOMINEES AND FOR PROPOSAL 2.

(1)      Election of seven Directors

             FOR all nominees listed              WITHHOLD AUTHORITY to vote
       (EXCEPT AS MARKED TO THE CONTRARY)        for all listed nominees below
                         |_|                                    |_|

Nominees:     Richard W. Clark               Lewis Klein
              Karen W. Clark                 Jeffrey B. Logsdon
              Francis C. La Maina            Enrique F. Senior
              Robert A. Chuck


(Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

(2)    Proposal for the appointment of            FOR      AGAINST      ABSTAIN
       Arthur Anderson LLP as the Company's       |_|        |_|          |_|
       auditors for the 2000 fiscal year

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


                                            Dated  _____________________, 1999

                                            --------------------------------

                                            --------------------------------
                                                     Signature(s)

                                            (Signatures  should conform to names
                                            as  registered.  For  jointly  owned
                                            shares, each owner should sign. When
                                            signing   as   attorney,   executor,
                                            administrator,  trustee, guardian or
                                            officer  of  a  corporation,  please
                                            give full title.)

                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY